                                                                      EXHIBIT 11

                            COMPUTATION OF EARNINGS
                                   PER SHARE

                                                              JUNE 1993    JUNE 1994    JUNE 1995    JUNE 1996
                                                             -----------  -----------  -----------  -----------

Net loss...................................................    2,091,903    2,303,940    2,381,065    9,819,980
Plus: Interest attributable to convertible debt............                                 27,646      131,532
                                                             -----------  -----------  -----------  -----------
Adjusted Net Loss..........................................    2,091,903    2,303,940    2,353,419    9,688,448
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

Weighted Average Shares....................................    1,295,910    1,313,737    1,353,675    2,185,017
Plus: Incremental shares (1)...............................    1,344,477    1,344,477    1,344,477    1,344,477
                                                             -----------  -----------  -----------  -----------
Weighted average common shares outstanding (2).............    2,640,387    2,658,214    2,698,152    3,529,494
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

Loss per common share......................................          .79          .87          .87         2.74

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(1) Represents the incremental shares for options, warrants and other potentially dilutive securities granted to purchase Common Stock at an exercise price below the initial public offering price of $10 per share within one year prior to the effective date of the initial public offering.

(2) The effect of the assumed exercise of stock options, warrants and other potentially dilutive securities which were issued in periods prior to the one-year period prior to the effective date of the initial public offering is not included in the weighted average number of shares of Common Stock outstanding because the effect is anti-dilutive.